Exhibit 4.9

                             SUBORDINATION AGREEMENT

This Subordination Agreement (this "Agreement") is entered into as of the 31 day of August 2006, by and among Palisades Master Fund LP, a British Virgin Island limited partnership ("Palisades" or the "Subordinated Lender"), and Laurus Master Fund, Ltd. (the "Senior Lender"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Security Agreement referred to below.


                                   BACKGROUND

WHEREAS, it is a condition to the Senior Lender's making an investment in Trinity Learning Corporation, a Utah corporation and certain of its subsidiaries (collectively, the "Company") pursuant to, and in accordance with, (i) that certain Security Agreement dated as of the date hereof by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Security Agreement") and (ii) the Ancillary Agreements referred to in the Security Agreement that the Subordinated Lenders enter into this Agreement.

WHEREAS,  the  Subordinated Lenders have made or will make loans to the Company.

NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

                                      TERMS

1. All obligations of the Company and/or any of its Subsidiaries to the Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Senior Liabilities". Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Junior Liabilities". It is expressly understood and agreed that the term "Senior Liabilities", as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of the Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in the Security Agreement or any Ancillary Agreement) has occurred and is continuing at the time of any such payment and
(ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

3. Each Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the "Subordinated Lender Liens"), to the security interests granted by the Company and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities. The Senior Lender shall not owe any duty to any Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including without limitation any marshalling of assets or protection of the rights or interests of any Subordinated Lender. The Senior Lender shall have the exclusive right to manage, perform and enforce the underlying terms of the Security Agreement, the Ancillary Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the "Security Agreements") relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. Each Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by the Senior Lender in connection with the Senior Lender's enforcement of its rights under the Security Agreements. Only the Senior Lender shall have the right to restrict permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries. As between the Senior Lender and each Subordinated Lender, the terms of this Agreement shall govern even if all or part of the Senior Lender's liens are avoided, disallowed, set aside or otherwise invalidated.

     4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable the Senior Lender to enforce its rights hereunder in any such action or proceeding, the Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Subordinated Lender to make and present for and on behalf of such Subordinated Lender such proofs of claims against the Company and/or its Subsidiaries as Laurus may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, any Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of such Subordinated Lender's rights and remedies against the Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then such Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Lender in precisely the form held by such Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Subordinated Lender as the property of the Senior Lender.

5. Each Subordinated Lender will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. Until such time as the Senior Liabilities have been indefeasibly paid in full, no Subordinated Lender will without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability or any other rights or remedies of any kind or nature whatsoever against the Company and/or any of its Subsidiaries whether in respect of the Junior Liabilities or otherwise; unless, in each case
(i) an event of default shall have occurred and be continuing under any one or more agreements between and among such Subordinated Lender, the Company and/or any of its Subsidiaries which would entitle such Subordinated Lender to take such action (a "Subordinated Lender Default"), (ii) such Subordinated Lender shall have provided Senior Lender written notice (a "Default Notice") of the occurrence of such Subordinated Lender Default, (iii) such Subordinated Lender shall have provided Senior Lender at least thirty (30) days prior written notice (the "Action Notice") of its intention to take any such action and (iv) a period of at least one hundred and eighty (180) days shall have elapsed from the time of receipt by the Senior Lender of the Default Notice relating to the occurrence of the Subordinated Lender Default; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. The Senior Lender may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

10. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of any Subordinated Lender under this Agreement.

11. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against the Company and/or any of its
                     --------
Subsidiaries  under  the  United  States  Bankruptcy  Code  (the "Code") and all
                                                                  ----
converted or succeeding cases in respect thereof. All references herein to the Company and/or Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary. If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Lender to the Company or any such Subsidiary under the Code, each Subordinated Lender agrees as follows: (1) adequate notice to such Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Lender to any such use of cash collateral or such post-Petition financing from the Senior Lender.

13. This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender.

14. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been made and delivered this 31 day of August 2006.


PALISADES  MASTER  FUND  LP



By:  ____________________________
Name:
Title:





LAURUS  MASTER  FUND,  LTD.



By:  ________________________
Name:
Title:


     Acknowledged  and  Agreed  to  by:

TRINITY  LEARNING  CORPORATION



By:  ________________________
     Name:
     Title:



TRINITY  WORKPLACE  LEARNING  CORPORATION



By:  ________________________
     Name:
     Title: